Exhibit 99.1
CORPORATE PARTICIPANTS
Dan Weinstein
Martha Stewart Living Omnimedia — Director of Financial Reporting and Planning
Charles Koppelman
Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Robin Marino
Martha Stewart Living Omnimedia — President and CEO of Merchandising
Kelli Turner
Martha Stewart Living Omnimedia — CFO
CONFERENCE CALL PARTICIPANTS
Richard Ingrassia
Roth Capital Partners — Analyst
David Bank
RBC Capital Markets — Analyst
Michael Meltz
JPMorgan Securities — Analyst
Michael Kupinski
Noble Financial — Analyst
PRESENTATION
Operator
Good morning and welcome to the Martha Stewart Living Omnimedia second quarter 2009 earnings conference call and webcast. (Operator Instructions). At the request of Martha Stewart Living Omnimedia, this call is being recorded. Anyone with objections should disconnect at this time.
At this time, it is my pleasure to introduce Dan Weinstein, Director of Financial Reporting and Planning of Martha Stewart Living Omnimedia. Dan, you may begin when ready.
Dan Weinstein - Martha Stewart Living Omnimedia — Director of Financial Reporting and Planning
Thank you and good morning, everyone. Welcome to Martha Stewart Living Omnimedia’s 2009 second quarter earnings conference call. Before we begin, let me remind you that our discussions will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These are not guarantees of future performance and involve certain risk and uncertainties, which are difficult to predict. Actual results may differ materially from what is forecast in forward-looking statements due to a variety of factors, many of which are described in our SEC filings. Also, non-GAAP numbers are reconciled to GAAP in an attachment to our press release, which appears on our website at www.marthastewart.com. Thank you, and now I will turn the call over to Charles.
Charles Koppelman - Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer
Thank you all for joining us this morning. Our second quarter results were in line with expectations and reflect the broader economic environment. Despite the challenging economy, we remain well positioned with our core audiences and we continue to benefit from our diversity, our creativity, our great partners, and from our Omnimedia platforms, which help support the visibility and sales of our products. As indicated by our Sandals announcement on Monday, we are continuing to pursue new opportunities and we still have more in the pipeline, including plans for food partnerships and a large-scale retail partnership. We look forward to sharing more about these initiatives in the coming months.
Both Martha Stewart Cupcakes and Emeril at the Grill: A Cookbook for All Seasons, launched in the quarter and became best sellers shortly after their publication. We’re looking forward to the launch of Martha Stewart’s Dinner at Home, which is due out in October, and Emeril’s new book, 20 40 60 Fresh Food Fast, slated for November.
Internet had a strong quarter with total advertising revenue up 28% compared with last year, demonstrating that our investments and the ongoing development of our websites are bearing fruit.
Consumers are taking notice of our offerings, and user metrics are up across the board. Page views increased 59% in the second quarter, driven by an uptick in unique visitors and increased engagement, as measured by page views per unique visitor. One recent initiative driving engagement is the launch of our “Do-It-Yourself Weddings Crafts Contest” in collaboration with Etsy.com. Users are invited to submit their best wedding crafts, from “Save the Dates” to Wedding Day Attire. The launch of this program generated the highest traffic day ever to our weddings site, and the highest level of engagement with 40 page views per visitor. We have many more programs like these on tap for the months ahead.
Our broadcast segment showed improved profitability with adjusted EBITDA posting a significant 37% gain compared to last year’s quarter. The second season of Emeril Green recently started airing on Discovery’s Planet Green Network, and viewer and advertiser response has been positive. The fifth season of the Martha Stewart show will kick off on September 14th and has already been sold to local broadcasting stations covering more than 95% of the US. While household ratings are down somewhat, placing some pressure on revenue, we continue to resonate with our core demographic of women aged 25 to 49. I’m also pleased to note that the show was nominated for four daytime Emmy awards. Congratulations, Martha, and everyone who works at television, and good luck at the awards ceremony in August.
I’m also pleased to report that we’ve extended our contract with Sirius XM to continue providing original around the clock programming on Martha Stewart Living Radio. Radio is a terrific platform for us. It has also served as a launching pad for the WhatEver Girls Brand, which has drawn a real following on radio and more recently on TV, where the new season of Whatever! Martha returns to Fine Living Network in September.
Of course, we also work to tie our media platforms together to provide marketers a true multi-platform offering, reaching a very targeted and loyal audience. Our innovative multi-media programs differentiate MSLO in the eyes of advertisers at a time when they are seeking out new and more powerful ways to reach consumers. We’ve really distinguished ourselves in this area with many great programs like Purina, which we talked about on our last call. Already this year, we’ve secured 44% more ad revenue for omnimedia programs compared to all of 2008.
Industry experts are taking notice too. I’m proud to say that early this month, we were nominated for MIN Integrated Marketing Awards in three categories: print and mobile, merchandising tie-in and total integrated program.And just yesterday, we announced a terrific new hire. Janet Balis is joining us as EVP of Sales and Marketing. Janet is an innovative media sales professional who has held leadership positions at AOL and Time Inc. She has significant experience in developing cross-platform programs for premier brands. We’re excited to have her leading our team. Now I’ll turn the call over to Robin Marino to discuss our results and initiatives in the merchandising business.
Robin Marino - Martha Stewart Living Omnimedia — President and CEO of Merchandising
Thank you, Charles, and good morning, everyone. It goes without saying that the retail environment is challenging right now, and we are not immune. However, especially in these difficult economic times, we are focused on providing consumers quality and affordable luxury. That proposition is helping us hold the line on sales at many of our key partners. Our merchandising performance in the quarter reflected a number of factors, including lower royalty revenue from Kmart which was expected as the relationship continues to wind down, a significant decline in near zero margin creative services revenue, an Emeril endorsement deal in the prior year, and a tough year-over-year comp in crafts, since the second quarter of last of year is the period when Wal-Mart loaded initial shipments into its stores. Despite the expected year-over-year revenue decline of 45%, our adjusted EBITDA margin in merchandising for the quarter was 56%, an improvement from 54% in the prior year quarter, showing the results from the expense reduction initiatives we previously implemented.
We continue to execute on our diversification strategy, focusing on new areas where we have strong brand equity and expertise, like weddings, cleaning products, food, and pets. Our wedding franchise is a great example of this. We started 15 years ago with our Martha Stewart Weddings magazine, which developed a passionate following and established us as a creative leader in the space. The Martha Stewart Collection of home products, exclusively at Macy’s, is the number 1 brand on Macy’s bridal registry. We further extended our wedding franchise with investments in

WeddingWire and pingg.com. In May, we launched a line of co-branded social stationery products with Crane and Company, beginning with a beautiful assortment of wedding invitation suites. And earlier this week, we announced an agreement to create branded destination weddings and crafts classes and camps at Sandals and Beaches resorts throughout the Caribbean. We see a great amount of opportunity in the weddings space as we integrate all of these wonderful assets. I look forward to keeping you posted on future calls.
The development of the Martha Stewart clean product line with Hain Celestial is complete. It encompasses all 10 SKUs of natural cleaning products derived primarily from plants and minerals, including laundry detergent, liquid dish and hand soup, tub and tile cleaner, and more. We expect to have product on store shelves in early 2010. I’m very excited about this entry into a completely new product category, a category where consumers want to find us. We look forward to updating you on our progress.
As I said on our last call, food is another important opportunity. We have tremendous brand equity in the space and valuable learning from our relationship with Costco. We see great prospects for a Martha Stewart food line, and you can expect to hear more from us about new manufacturing partners in the months ahead.
Our pets franchise continues to gain traction with the launch last quarter of our pets channel on marthastewart.com. As I always say, media leads and merchandising follows. We expect to have news on a new partnership in this category very soon. Stay tuned.
Now I’d like to provide a quick update on a few of our businesses. The Martha Stewart collection continues to be a top performer at Macy’s. Consumers are returning home and cocooning, as evidenced by the popularity of our cookware, enameled cast iron, bakeware, bath towels and moderate bedding. In addition to the Martha Stewart collection, Emeril’s updated line of high quality stainless steel cookware created in conjunction with All-Clad relaunched at Macy’s this month. Also, it’s worth noting that just last week, Emeril joined Macy’s esteemed Culinary Council, an initiative created to impact the way consumers shop, cook, and eat at home. It’s an honor for him to be a member of this influential group of top chefs.
Sales of our core Martha Stewart crafts products remain very strong at Michaels and Wal-Mart. Our specialty and independent craft business is also generating strong retail results and great feedback from craft bloggers. We’ve begun expanding internationally, and preliminary results in the UK and Japan are positive. We are very optimistic about our new seasonal products that will be shipping to stores in Q3 and Q4.
Total orders for our Martha Stewart 1-800-FLOWERS program increased by approximately 5% this year during the week of Mother’s Day compared to the same period last year.
While the near-term environment is challenging, we feel very good about our merchandising strategy, our terrific partners, and our future prospects. New and expanded business opportunities, including plans for a new large scale retail partnership, are well underway. We look forward to sharing more about them with you in the second half of the year as we position ourselves for 2010 and beyond. Now I will turn the call over to Kelli to take you through the financials.
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Thank you Robin, and thank you all for joining us this morning. Total revenues were $57 million in the second quarter of 2009 compared to $77.1 million in the prior year. The year-over-year decrease was largely due to lower magazine and merchandising revenue, as Charles and Robin have outlined. Adjusted EBITDA for the second quarter was $2.8 million compared to $5.3 million in the prior year quarter. Net loss per share was $0.12 in the second quarter versus net income of $0.01 a year ago. Included in the results is an impairment charge of $5.5 million or $0.10 per share for the second quarter related to the same cost-based equity investment on which we took a charge last quarter. When excluding the impairment charge recorded in the quarter, net loss per share was $0.02.
Now for our performance on a segment basis. Overall, publishing revenue was down 28% versus the prior year’s quarter. On a year-over-year basis, we continue to see the impact of the downturn of print advertising and soft newsstand. Print advertising revenue decreased 33% from last year’s quarter due to lower ad pages and somewhat lower rates.
Circulation revenue declined 22%. Newsstand was impacted by two special issues in last year’s second quarter that we did not publish this year. Publishing adjusted EBITDA was $2.9 million in the second quarter compared to $8 million in 2008.
Our internet business had a great quarter with revenue of $4.2 million up 28% from $3.2 million in the prior year second quarter. Internet adjusted EBITDA was slightly positive in the quarter compared to a loss of $1.4 million in the prior year quarter.

Broadcasting revenue came in at $10.3 million, down from $11.4 million in the 2008 quarter due to softer ratings. However, broadcasting EBITDA was $1.9 million, up 37% from $1.4 million in last year’s second quarter due to lower production costs on The Martha Stewart Show and lower staffing expenses. Merchandising revenue was $9 million in the quarter, down from $16.2 million a year ago. As expected, the largest contributor to the decline in the quarter was lower royalty revenue from Kmart as the relationship winds down as well as a significant decline in near zero margin creative services revenue. In addition, the prior year quarter benefited from an Emeril endorsement program as well as initial shipments of craft products into Wal-Mart stores nationwide. Merchandising adjusted EBITDA was $5.1 million in the quarter compared to $8.8 million in prior year’s quarter. Excluding Kmart, adjusted EBITDA was down around 10%.
Adjusted EBITDA loss at Corporate was $7.1 million in the quarter, an improvement of 38% from $11.6 million last year. Of note, the 2008 quarter included $1.5 million of certain nonrecurring costs. We also saw the benefit of our expense savings initiatives in this year’s quarter, including a decline in compensation accrual and costs, facility related charges, and insurance and professional fee savings.
Our balance sheet remains healthy with a net cash and short term investment position of $36.3 million at the end of the second quarter. We finished the quarter with $53.8 million in total cash, cash equivalents, and short term investments and $17.5 million in debt.
We continue to manage expenses carefully and with a focus on preserving cash while making strategic investments in growth. As we look at the third quarter, we see continued challenges in print advertising, combined with softness at newsstands. We believe internet advertising will grow nicely for the year, but given some quarterly timing issues, the third quarter is not expected to show the same growth as the other quarters of the year. We also expect additional operational investment in the second half of the year as we further enhance our website and product offerings.
In Broadcasting, our core business is strong but keep in mind that Emeril’s television programming had a significant impact on last year’s quarter. And merchandising will continue to see the effects of the wind down of our Kmart relationship and a soft consumer spending environment.
In addition, last year’s third quarter also benefited from a one time payment related to our program with Sears Canada which ended in the 2008 third quarter. As a positive contributor to second half year-over-year growth, we’ve accelerated the conclusion of our relationship with TurboChef, now Middleby, and will be receiving $2 million in the third quarter and will be recognizing the remaining revenue in the third and fourth quarters in Broadcasting and Merchandising. Overall, our bottom line results will continue to show the benefit from the cost cutting actions we have taken to best manage our business through a challenging economic period. To sum up, the near term environment continues to be challenging for media with limited visibility, and we continue to be impacted by the wind-down of our Kmart relationship. We cannot control the timing of economic recovery, but we are executing on the factors within our control. We’re hard at work on developing new partnerships, we have made significant reductions in our cost base, and our business continues to reach consumers across our content categories and in retail stores. All of these execution points give us confidence that we are well positioned for a very successful future. Thank you for joining us on our call today. And we will now turn it back to the operator for the q-and-a.
QUESTION AND ANSWER
Operator
Thank you, the floor is now open for questions. (Operator Instructions) Our first question will come from the line of Richard Ingrassia with Roth Capital Partners.
Richard Ingrassia - Roth Capital Partners — Analyst
Excuse me. Thank you. Good morning, everybody. Good morning.
Charles, the Meredith call just wrapped up, and they’re claiming market share gains in the women’s services magazine segment. Is it possible at all that their gain is your loss in this more frugal consumer environment.
Kelli Turner - Martha Stewart Living Omnimedia — CFO

Hey Richard, it’s Kelli. I’ll take that question. We view ourselves as in the women’s lifestyle category, not the women’s services category. So, we also saw the Meredith) results this morning. But I think our performance is in line with who we view as our core competitive set in the women’s lifestyle category. So I think we would just say that we distinguish ourselves somewhat. But we are obviously aiming for similar performance but not seeing it yet.
Richard Ingrassia - Roth Capital Partners — Analyst
Okay. Fair enough. I’ll stay with you then, Kelli. I know you mentioned a few efforts already to reduce corporate overhead. You had almost $10 million a quarter, which is 17% of revenue, which is quite a bit higher than your peers. Anything more to be done there, you think?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Well, this quarter we were at $7.1 million which is a reduction of 38% from almost $12 million last year. So, yes, I think we’ve been doing a lot. We did most of it in the third quarter, a little bit in the fourth quarter of last year. I think you’ll continue to see a lot in the third quarter of this year. In the fourth quarter, we will lap some of that but we are focused on costs and constantly evaluating that.
Richard Ingrassia - Roth Capital Partners — Analyst
Okay. Thanks. And then a question for Robin. You mentioned some valuable learning from your relationship with Costco. Can you say what some of those are?
Robin Marino - Martha Stewart Living Omnimedia — President and CEO of Merchandising
We learned how to scale recipes for large quantity and we learned what the consumer wants from us. And as we move forward, we expect to have food available everywhere our customer shops. We’re really certain about how to do it and what she wants.
David Bank - RBC Capital Markets — Analyst
Does it mean that the relationship with Costco winds down? Or is it more important to find other food partners to expand that business?
Robin Marino - Martha Stewart Living Omnimedia — President and CEO of Merchandising
We will have many — a diversified portfolio of manufacturing partnerships across the food product categories. That’s our plan. And we expect that Costco will buy into those food properties wherever they choose.
Richard Ingrassia - Roth Capital Partners — Analyst
Okay. And last question, it looks like you’re pretty close [inaudible] your tangible net worth covenant. Maybe you can clarify that if I’m wrong. And do you think you’ll need any further relief on the (inaudible) to stay compliant in the second half.
Kelli Turner - Martha Stewart Living Omnimedia — CFO
In the second quarter, I think you saw that we amended our covenants so our tangible net worth covenant was reduced from $40 million to $35 million. We are watching that carefully. Obviously, we have plenty of cash so we’re not that concerned. But we are working through that.
Richard Ingrassia - Roth Capital Partners — Analyst
Okay. Thank you.

Operator
Our next question will come from the line of Michael Kupinski with Noble Financial.
Michael Kupinski - Noble Financial — Analyst
Good morning. Can you provide a little bit more color on your international expansions in your Merchandising business? How are you proceeding with the international expansion at this time?
Robin Marino - Martha Stewart Living Omnimedia — President and CEO of Merchandising
It’s Robin. We’ve expanded crafts. Right now we’re in about seven countries. It’s very easy for us to do with wholesale partnerships because it’s much easier than a retail partnership, so we’re in Australia, Japan, U.K., Brazil, Germany, Netherlands, and Singapore for our craft product. And we have preliminary feedback from Japan and UK that the product is performing well. That’s the current status. And we’re working on expanding other product categories as we’ve said to you.
Michael Kupinski - Noble Financial — Analyst
I remember that and I was wondering if you were actually looking for a retail partner over there or how are you looking at further prospects of additional product lines and so forth? I kind of thought you were looking at a much broader retail distribution partnership.
Robin Marino - Martha Stewart Living Omnimedia — President and CEO of Merchandising
It varies by country because each country is different. And so what we seek to find is a partner in each country that can facilitate the larger segment of our business that we currently have at a Macy’s or a Kmart. And those discussions and negotiations are underway in a number of different countries. So we’re optimistic about future expansion internationally for productsother than just crafts.
Michael Kupinski - Noble Financial — Analyst
Okay. And for Kelli, the G&A were lower than what I was looking for related to the previous question. I was just wondering if the G&A expenses in that quarter, is that a good run rate for the balance of the year?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
As I said on the last question, in the third quarter, I think that’s fair. But we did make a lot of these changes in the third quarter, so some of them will begin to lap on the fourth quarter. On a growth perspective, in terms of run rate, I think it’s relatively fair within reason.
Michael Kupinski - Noble Financial — Analyst
Okay. And the depreciation I have a little step up. Is that related to the office space build?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Exactly.
Michael Kupinski - Noble Financial — Analyst
Is that a good run rate for the year as well?

Kelli Turner - Martha Stewart Living Omnimedia — CFO
There’s a one time charge in it this quarter. So it’s probably not a great run rate. It’s probably a little bit lower than that, and the one time charge is related to facilities expenses.
Michael Kupinski - Noble Financial — Analyst
Okay, and, in the publishing segment, how much of the expenses are attributed to paper costs, and, if you can talk about what the paper costs were in the quarter? I assume they were in the range of 10%?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Paper costs are actually going down. And obviously, given the fewer ad pages, that helps also.
Michael Kupinski - Noble Financial — Analyst
Were they down in the last quarter?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
What was that?
Michael Kupinski - Noble Financial — Analyst
Were they down in the last quarter?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Yes, they were.
Michael Kupinski - Noble Financial — Analyst
Okay. All right. Perfect. Thank you very much. That’s what I needed.
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Thank you.
Michael Kupinski - Noble Financial — Analyst
Thank you.
Operator
Our next question will come from the line of David Bank RBC Capital Markets.
David Bank - RBC Capital Markets — Analyst

Thank you. Good morning.
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Good morning, David.
David Bank - RBC Capital Markets — Analyst
I’ve got a handful of questions here. First on the publishing side, just to clarify, I wasn’t sure if I heard that Circulation revenures were down 22% or circulation was down 20%. Can you clarify?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Circulation revenue was down 22%.
David Bank - RBC Capital Markets — Analyst
Circulation revs were down 22%, okay.
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Keep in mind, on the newsstand side of that, the two special issues from last year did impact that.
David Bank - RBC Capital Markets — Analyst
You showed us pretty decent visibility in terms of the July book and the August book. Could you give us a little color around that, what you’re seeing in terms of trends?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
What we said is that we’re still seeing softness in advertising for publishing. If Everyday Food and Body + Soul are showing slightly better trends, in the fourth quarter, we get to some easier comps. So we’re hoping for better. But the rate of decline there is definitely stabilizing. But obviously, we’d certainly like to see more improvement.
David Bank - RBC Capital Markets — Analyst
Okay. So three Q, in terms of sequential change, not very much. You think that’s a fair way to characterize it?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
That’s a fair way to characterize it.
David Bank - RBC Capital Markets — Analyst
Charles could you give a little more color on the Sirius deal. Congratulations on extending the deal. Can you give us some sense of terms?
Charles Koppelman - Martha Stewart Living Omnimedia — Executive Chairman and Principal Executive Officer

First of all, we’re happy and excited about the extending with Sirius. And over the next week, we’ll be issuing a joint release with Sirius. And you’ll have more clarity. But we’re quite excited and happy about it.
David Bank - RBC Capital Markets — Analyst
Okay. Two more questions. The first is an easy one. The one time payment for Sears Canada, how much was that payment for?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
We haven’t broken out the amount. But I think it’s fair to say it’s in the low couple of million dollars.
David Bank - RBC Capital Markets — Analyst
And then the last question, bear with me on this. My understanding would be that if you, we don’t know how soft the Kmart sales were, whether the impact was kind of just general softness in retail versus the deal winding down. Could you tell us if the Kmart revenue in this quarter hit the minimum level? And if it didn’t, would you get that back in the true-up in the fourth quarter?
Robin Marino - Martha Stewart Living Omnimedia — President and CEO of Merchandising
The answer to that is that no we didn’t hit the minimum because they are liquidating inventory. So our business is affected by getting out of inventory and in anticipation of the wind down of our agreement. And we recognize that revenue in a true- up at the end of the fourth quarter.
David Bank - RBC Capital Markets — Analyst
Okay. Terrific. Thank you very much.
Robin Marino - Martha Stewart Living Omnimedia — President and CEO of Merchandising
You’re welcome.
Operator
Once again, ladies and gentlemen, if you would like to ask a question, please press star then the number 1 on your telephone key pad. Our next question will coming from the line of Michael Meltz with JPMorgan Securities.
Michael Meltz - JPMorgan Securities — Analyst
I actually jumped on late so I apologize if you covered this. The last question there on Kmart sales. They’re liquidating the first quarter, I think the number was down 55% or so year-over-year. Was it comparable in the second quarter?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Yes, absolutely.
Michael Meltz - JPMorgan Securities — Analyst
So, your minimum this year, including the recoupment is what? Low 20’s?

Kelli Turner - Martha Stewart Living Omnimedia — CFO
That’s fair. And we’ll see that in the fourth quarter.
Michael Meltz - JPMorgan Securities — Analyst
So you’re doing what? $3 million a quarter right now. And then you should certainly get a good nice pickup in the fourth quarter, I would think. Is that fair?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
So it’s $2.7 million this quarter. I think you should expect this to be less than that next quarter and then the nice pickup in the fourth quarter.
Michael Meltz - JPMorgan Securities — Analyst
And Q1 was what? $3.5 million or something?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Yes.
Michael Meltz - JPMorgan Securities — Analyst
Okay. You might have touched on this in the opening. Give us an update more on what you’re doing to replace that contract. We are in the second half of the year and it’s certainly being liquidated there. When should we expect to hear about an announcement of some sort or announcements?
Robin Marino - Martha Stewart Living Omnimedia — President and CEO of Merchandising
As we’ve said on all the other calls that you’ve been on, we fully expect to see a seemless transition here. And we look forward to an announcement about it and other partnerships as well in the second half of this year.
Michael Meltz - JPMorgan Securities — Analyst
Okay. And then last question for me. Kelli, I’ve seen the ad page data as well. In terms of what you’re saying about the third quarter, I don’t think I understood the answer to the prior question. Your comps are a lot easier in the third quarter than in the second quarter. Are you expecting absolutely ad revenues to be much different in the third quarter than the June quarter?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
I would say —
Michael Meltz - JPMorgan Securities — Analyst
Year-over-year declines will certainly be a lot less.
Kelli Turner - Martha Stewart Living Omnimedia — CFO

Here’s the way to think about it. Actually, percentage-wise, the rate of decline is similar in the third quarter to what we saw in the second quarter.
Michael Meltz - JPMorgan Securities — Analyst
Okay. Even though —
Kelli Turner - Martha Stewart Living Omnimedia — CFO
I understand that the expectation was that we had easier comps. We are still seeing similar rates of decline. They’re not getting worse. But we’re seeing similar rates of decline in the third quarter. We’re obviously hoping that the easier comps help more as the year progresses.
Michael Meltz - JPMorgan Securities — Analyst
Ok. Alright. Thanks for your time.
Kelli Turner - Martha Stewart Living Omnimedia — CFO
Thank you.
Michael Meltz - JPMorgan Securities — Analyst
You’re welcome.
Operator
We have no further questions at this time. Are there any closing remarks?
Kelli Turner - Martha Stewart Living Omnimedia — CFO
No, thank you for joining us.
Operator
Ladies and gentlemen, this does conclude today’s teleconference. You may all disconnect.